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                                                                  EXHIBIT (e)(3)


[LOGO] AIG AMERICAN GENERAL                             Platinum Investor(R) VIP
                                               Variable Universal Life Insurance
                                                        Supplemental Application

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American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.
Home Office: Houston, Texas
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(This supplement must accompany the appropriate application for life insurance.)


Applicant Information -- Supplement to the application on the life of


                    ----------------------------------------     ----------------------------------------
                    Name of proposed insured                     Date of application for life insurance


Initial Allocation Percentages

Investment Options  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction
                    Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.


                                              PREMIUM   DEDUCTION                                            PREMIUM    DEDUCTION
                                             ALLOCATION ALLOCATION                                          ALLOCATION  ALLOCATION
                                             ---------- ----------                                          ----------  ----------

(301) AGL Declared Fixed Interest Account    _________% _________% Oppenheimer Variable Account Funds

AIM Variable Insurance Funds                                       (643/594-G) Oppenheimer Balanced         _________%  _________%
(620/571-G) AIM V.I. International Growth*   _________% _________% (644/595-G) Oppenheimer Global
                                                                    Securities*                             _________%  _________%
The Alger American Fund                                            PIMCO Variable Insurance Trust
(622/573-G) Alger American Leveraged AllCap  _________% _________% (648/599-G) PIMCO CommodityReal-
(621/572-G) Alger American MidCap Growth     _________% _________%  Return Strategy*                        _________%  _________%
American Century Variable Portfolios, Inc.                         (646/597-G) PIMCO Real Return            _________%  _________%
(623/574-G) VP Value                         _________% _________% (645/596-G) PIMCO Short-Term             _________%  _________%
Credit Suisse Trust                                                (647/598-G) PIMCO Total Return           _________%  _________%
(624/575-G) Small Cap Growth*                _________% _________% Pioneer Variable Contracts Trust
Fidelity Variable Insurance Products                               (649/600-G) Pioneer Mid Cap Value VCT    _________%  _________%
(628/579-G) VIP Asset Manager                _________% _________% Putnam Variable Trust
(627/578-G) VIP Contrafund                   _________% _________% (650/601-G) Putnam VT Diversified Income _________%  _________%
(625/576-G) VIP Equity-Income                _________% _________% (651/602-G) Putnam VT Int'l
                                                                    Growth and Income*                      _________%  _________%
(630/581-G) VIP Freedom 2020                 _________% _________% SunAmerica Series Trust
(631/582-G) VIP Freedom 2025                 _________% _________% (653/604-G) Aggressive Growth            _________%  _________%
(632/583-G) VIP Freedom 2030                 _________% _________% (652/603-G) SunAmerica Balanced          _________%  _________%
(626/577-G) VIP Growth                       _________% _________% VALIC Company I
(629/580-G) VIP Mid Cap                      _________% _________% (654/605-G) International Equities*      _________%  _________%
Franklin Templeton Variable
 Insurance Products Trust                                          (655/606-G) Mid Cap Index                _________%  _________%
(636/587-G) FT Franklin Small
 Cap Value Securities*                       _________% _________% (656/607-G) Money Market I               _________%  _________%
(633/584-G) FT Franklin U.S. Government      _________% _________% (657/608-G) Nasdaq-100 Index             _________%  _________%
(634/585-G) FT Mutual Shares Securities      _________% _________% (660/611-G) Science & Technology         _________%  _________%
(635/586-G) FT Templeton Foreign Securities* _________% _________% (659/610-G) Small Cap Index*             _________%  _________%
Janus Aspen Series                                                 (658/609-G) Stock Index                  _________%  _________%
(637/588-G) International Growth*            _________% _________% Van Kampen Life Investment Trust
(638/589-G) Mid Cap Growth                   _________% _________% (663/614-G) Growth and Income            _________%  _________%
J.P. Morgan Series Trust II                                        Vanguard Variable Insurance Fund
(639/590-G) JPMorgan Small Company*          _________% _________% (661/612-G) High Yield Bond              _________%  _________%
MFS Variable Insurance Trust                                       (662/613-G) REIT Index                   _________%  _________%
(641/592-G) MFS New Discovery*               _________% _________% Other: ________________________          _________%  _________%
(640/591-G) MFS Research                     _________% _________%                                                100%        100%
Neuberger Berman Advisers Management Trust
(642/593-G) Mid-Cap Growth                   _________% _________%


* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.
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AGLC101859-2005                                              Page 1 of 4
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Dollar Cost Averaging (DCA)

Dollar Cost         ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from any one
Averaging (DCA)     investment option and directed to one or more of the investment options below. The AGL Declared Fixed Interest
                    Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                    Day of the month for transfers:________________ (Choose a day of the month between 1-28.)

                    Frequency of transfers: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

                    DCA to be made from the following investment option: ________________________________

                    Transfer $_________________________________________ ($100 MINIMUM,WHOLE DOLLARS ONLY)


AIM Variable Insurance Funds
(620) AIM V.I. International Growth                  $ ____________  Oppenheimer Variable Account Funds
The Alger American Fund                                              (643) Oppenheimer Balanced               $ ____________
(622) Alger American Leveraged AllCap                $ ____________  (644) Oppenheimer Global Securities      $ ____________
(621) Alger American MidCap Growth                   $ ____________  PIMCO Variable Insurance Trust
American Century Variable Portfolios, Inc.                           (648) PIMCO CommodityRealReturn Strategy $ ____________
(623) VP Value                                       $ ____________  (646) PIMCO Real Return                  $ ____________
Credit Suisse Trust                                                  (645) PIMCO Short-Term                   $ ____________
(624) Small Cap Growth                               $ ____________  (647) PIMCO Total Return                 $ ____________
Fidelity Variable Insurance Products                                 Pioneer Variable Contracts Trust
(628) VIP Asset Manager                              $ ____________  (649) Pioneer Mid Cap Value VCT          $ ____________
(627) VIP Contrafund                                 $ ____________  Putnam Variable Trust
(625) VIP Equity-Income                              $ ____________  (650) Putnam VT Diversified Income       $ ____________
(630) VIP Freedom 2020                               $ ____________  (651) Putnam VT Int'l Growth and Income  $ ____________
(631) VIP Freedom 2025                               $ ____________  SunAmerica Series Trust
(632) VIP Freedom 2030                               $ ____________  (653) Aggressive Growth                  $ ____________
(626) VIP Growth                                     $ ____________  (652) SunAmerica Balanced                $ ____________
(629) VIP Mid Cap                                    $ ____________  VALIC Company I
Franklin Templeton Variable Insurance Products Trust                 (654) International Equities             $ ____________
(636) FT Franklin Small Cap Value Securities         $ ____________  (655) Mid Cap Index                      $ ____________
(633) FT Franklin U.S. Government                    $ ____________  (656) Money Market I                     $ ____________
(634) FT Mutual Shares Securities                    $ ____________  (657) Nasdaq-100 Index                   $ ____________
(635) FT Templeton Foreign Securities                $ ____________  (660) Science & Technology               $ ____________
Janus Aspen Series                                                   (659) Small Cap Index                    $ ____________
(637) International Growth                           $ ____________  (658) Stock Index                        $ ____________
(638) Mid Cap Growth                                 $ ____________  Van Kampen Life Investment Trust
J.P. Morgan Series Trust II                                          (663) Growth and Income                  $ ____________
(639) JPMorgan Small Company                         $ ____________  Vanguard Variable Insurance Fund
MFS Variable Insurance Trust                                         (661) High Yield Bond                    $ ____________
(641) MFS New Discovery                              $ ____________  (662) REIT Index                         $ ____________
(640) MFS Research                                   $ ____________  Other: ___________________________       $ ____________
Neuberger Berman Advisers Management Trust
(642) Mid-Cap Growth                                 $ ____________

Automatic Rebalancing

Automatic           ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on
Rebalancing         the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                    Check Here for Automatic Rebalancing Frequency: [ ] Quarterly [ ] Semiannually [ ] Annually

                    NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.
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AGLC101859-2005                                              Page 2 of 4
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Modified Endowment Contract

Contract            If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include:
                    (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [ ] YES [ ] NO

Authorization for Transactions

Initial appropriate I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions, if
box here:           elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                    [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                    AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must
be answered.
                    1.   Have you, the Proposed Insured or Owner (if different), received the variable universal life insurance policy prospectus and the investment choices brochure describing the investment
                         options?                                                                                     [ ] yes [ ] no

                    2.   Do you understand and acknowledge:

                         a.   THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH
                              MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND
                              THE UNDERLYING ACCOUNTS?                                                                [ ] yes [ ] no

                         b.   THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED ACCOUNTS
                              MAY VARY: AND                                                                           [ ] yes [ ] no

                             (1)   ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE U.S.
                                   GOVERNMENT OR ANY STATE GOVERNMENT?                                                [ ] yes [ ] no

                             (2)   ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                                   AGENCY, FEDERAL OR STATE?                                                          [ ] yes [ ] no

                         c.   THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                              DECLARED FIXED INTEREST ACCOUNT?                                                        [ ] yes [ ] no

                         d.   THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE
                              ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                      [ ] yes [ ] no

                         e.   THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE
                              INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                          [ ] yes [ ] no

                         f.   THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF
                              THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN
                              EXPENSE DEDUCTIONS?                                                                     [ ] yes [ ] no

                    3.   Do you believe the Policy you selected meets your insurance and investment objectives and
                         your anticipated financial needs?                                                            [ ] yes [ ] no

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AGLC101859-2005                                              Page 3 of 4
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Electronic Delivery Consent

                    American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                    This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                    . Contract prospectuses and supplements
                    . Investment option prospectuses and supplements
                    . Statements of additional information
                    . Annual and semi-annual investment option reports

                    This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880.
                    Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                    In order to participate in this delivery method you must have access to the following:

                    . A personal computer with CD-ROM hardware and software
                    . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,
                    . Communication access to the Internet.

                    Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                    http://www.adobe.com/products/acrobat/readstep2.html.

                    We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                    Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                    By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                    I consent to receive electronic delivery of the documents specified above.


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                    Signature of Owner                                    Please provide your e-mail address

                    If you prefer CD-ROM Delivery, please check here [ ]

Signatures

Signatures           Signed at (city, state)
                     ------------------------------------------------ ---------------------------------- ---------------------------

                     Print name of Broker/Dealer
                     ------------------------------------------------ ---------------------------------- ---------------------------

                     X Registered representative                      State license #                    Date
                     ------------------------------------------------ ---------------------------------- ---------------------------

                     X Primary proposed insured                                                          Date
                     ------------------------------------------------ ---------------------------------- ---------------------------

                     X Owner                                                                             Date
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                     (If different from Proposed Insured)

                     X Joint Owner                                                                       Date
                     ------------------------------------------------ ---------------------------------- ---------------------------
                     (If applicable)

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AGLC101859-2005                                              Page 4 of 4
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